FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0259632013-5
[signature]	Filing Number 20244528225
Secretary of State State Of Nevada	Filed On 12/12/2024 10:29:00 AM
	Number of Pages 4

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

Pieris Pharmaceuticals, Inc.

Entity or Nevada Business Identification Number (NVID): E0259632013-5

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: ______

Or ☒ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ______

Jurisdiction of formation: ______

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes) ______

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)

Date: December 13, 2024 Time: 11:00am Eastern Time

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☒ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted.
- ☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

Article I has been amended as set forth below.

(attach additional page(s) if necessary)

6. Signature: (Required)

DocuSigned by:
X [signature] 75486A6C0DAF4FE...
Signature of Officer or Authorized Signer

President and CEO
Title

X ______________________
Signature of Officer or Authorized Signer

Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Article I of the corporation's Amended and Restated Articles of Incorporation, as heretofore amended, is hereby amended to read in its entirety as follows:

"The name of the corporation is Palvella Therapeutics, Inc. (the “Corporation”)."

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: December 13, 2024 Time: 11:00am Eastern Time (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☒ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) Article I has been amended as set forth below. (attach additional page(s) if necessary)
6. Signature: (Required)	X ______________________ Signature of Officer or Authorized Signer — Title: ______ X DocuSigned by: Thomas Burns A91C41542E83464... Signature of Officer or Authorized Signer — Title: CFO *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Article I of the corporation's Amended and Restated Articles of Incorporation, as heretofore amended, is hereby amended to read in its entirety as follows:

"The name of the corporation is Palvella Therapeutics, Inc. (the "Corporation")."

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E45112512024-0
FVAguilar	Filing Number 20244511249
Secretary of State State Of Nevada	Filed On 12/04/2024 13:00:06 PM
	Number of Pages 1

Name - Reservation, Consent or Release

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT - SUBMIT THE FILING WITH A CUSTOMER ORDER INSTRUCTION FORM AND PAYMENT

☑ Name Reservation

This filing is used to Reserve an entity name to be used at a later date when filing formation or amendment documents, the name will be reserved for 90 days.

I, Chad Hinton, hereby request the following name to be reserved for the period of 90 days: Palvella Therapeutics, Inc.

(Do not include a corporate ending)

Holder of the Reservation:

Name	Chad Hinton
Country	USA
Business Address	Brownstein Hyatt Farber Schreck LLP, 675 15th Street, Suite 2900
City	Denver
State	CO
Zip/Postal code	80202

The above reservation must be accompanied by a $25.00 filing fee. An additional $25.00 required if requesting 24 hour expedited service.

☐ Name Consent or ☐ Name Reservation Release

Consent to allow another party to use an entity name already on file with the Secretary of State. Release the name Reservation to another party for use in filing formation or amendment documents. *Note: If submitting a Name Release or Name Consent the form will need to be notarized.*

I, ____________________, hereby give consent/release for the
The person who is the current holder of the entity name

entity name of ____________________ to
Entity name having consent or being released

____________________ for use.
The person the name is being released to

Signed: X ____________________ (document must be signed before a notary public)
Signature of current holder of name

State of ____________________

County of ____________________

This document was acknowledged before me on __________ (date) by ____________________ (name of person being notarized)

____
Signature of notary public